UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2014, M/A-COM Technology Solutions Inc. (“MACOM”), a Delaware corporation and a wholly-owned subsidiary of M/A-COM Technology Solutions Holdings, Inc. (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Nitronex, LLC (“Nitronex”), a Delaware limited liability company, and GaAs Labs, LLC (“GaAs Labs”), a California limited liability company, pursuant to which MACOM acquired all of the membership interests of Nitronex from GaAs Labs for approximately $26 million in cash, subject to potential post-closing adjustments (the “Nitronex Acquisition”).

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions for a transaction of this nature. The Nitronex Acquisition was funded primarily by a draw on the Company’s existing revolving credit facility.

GaAs Labs is a stockholder of the Company, and is an affiliate of, and controlled by, John and Susan Ocampo, two of the Company’s directors. Affiliates of John and Susan Ocampo are the majority stockholders of the Company.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 7.01.	Regulation FD Disclosure.

On February 13, 2014, the Company issued a press release announcing the Nitronex Acquisition. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Nitronex required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated February 13, 2014, by and among M/A-COM Technology Solutions Inc., Nitronex, LLC and GaAs Labs, LLC.*

99.1	Press Release dated February 13, 2014.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: February 13, 2014	By:	/s/ John Croteau
John Croteau
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated February 13, 2014, by and among M/A-COM Technology Solutions Inc., Nitronex, LLC and GaAs Labs, LLC.*

99.1	Press Release dated February 13, 2014.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the SEC upon request.